UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

 852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:   Entry into a Material Definitive Agreement

On November 9, 2012, the Board of Directors of Yinfu Gold Corporation (the Company”) and its strategic partner Guolong Investment Management Jiangsu Co., Ltd., entered into a definitive agreement with Chongqing Number One Jewelry Co., to acquire a 30% ownership stake of Chongqing Number One Jewelry for 30 million Yinfu Gold Corporation common shares.

Chongqing Number One Jewelry Limited, a corporation specializing in jewelry investment and distribution, was founded by Mr. Liu Chao—a National Level I Jewelry Appraiser who has 30 years of experience. The company possesses a mining company in Burma, processing workshop in Yunnan and cooperative brand distributor in France. It also has total assets of over RMB 500 million (US$80 million) and 23 franchised jewelry stores in China. Yinfu will carry out a due diligence of the assets and licenses of Chongqing Number One Jewelry for 4 months, after which, further cooperation should be initiated based on satisfactory results.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.26	Acquisition Agreement between Yinfu Gold Corporation, Guolong Investment Management Jiangsu Co., Ltd. and Chongqing Number One Jewelry Co., dated November 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director